[A REQUEST FOR CONFIDENTIALITY HAS BEEN MADE. THE INFORMATION DENOTED BY [REDACTED] HAS BEEN OMITTED.]

MICROSOFT CORPORATION AMENDMENT OF AUTHORIZED SOURCE AGREEMENT

               Reference is made to the Authorized Source Agreement made and entered into effective as of July 1, 2000 (the “Original Agreement”), by and between MULTIPLE ZONES INTERNATIONAL, INC., (the name of which is now ZONES, INC.) with offices at 707 South Grady Way, Renton, Washington 98055-3233, a Washington corporation (“MZI” or “Zones”) and MICROSOFT CORPORATION, with offices at One Microsoft Way, Redmond, Washington 98052-6399, a Washington corporation (“Microsoft”), for and on behalf of itself and Related Parties as therein allowed.

               Terms which are defined in the Original Agreement shall have the same meaning in this Amendment unless otherwise defined herein. The term “Agreement” as herein used refers to Original Agreement as hereby amended, such amendments to be effective as of January 1, 2002 (the “Effective Date”) except where another date is specified; provided, however, that Microsoft hereby agrees that Zones has been and continues to be in compliance with these amended terms since the Effective Date and Microsoft agrees that it has no claim against Zones for noncompliance with these amended terms since the Effective Date.

RECITALS

               Whereas, Microsoft now utilizes a direct order model for a large portion of its equipment purchases from certain Original Equipment Manufacturers and others as may hereafter be in place from time to time (“OEMs”);

               Whereas, the duties required of Zones as to such direct order Goods and Services should be updated and reasonable distinctions should be established to identify which Goods and Services are direct order and which are actually through Zones as a non-exclusive source;

               Whereas, these substantial changes also require a restated compensation and payment arrangement as well as other changes; and

               Whereas, Zones and Microsoft mutually accept and agree upon the changes of the above-referenced agreement to be as stated in this Amendment and the Exhibits and Attachments hereto.

AGREEMENT

               NOW, THEREFORE, the parties amend the Original Agreement in these respects:

               1.  Business Terms and Compensation Change; Transition Compensation. The compensation payable under the Original Agreement was modified by mutual agreement of the parties. Zones acknowledges and agrees that it has been paid in full for Goods andServices provided under the Agreement up to April 1, 2002.

                Further, effective January 1, 2002, the performance compensation and effort and success compensation, described respectively at subparts (iii) and (iv) of Section 6(c), no longer apply and those provisions are deleted from the Agreement.

               Beginning on the Effective Date,and thereafter while the Agreement is in effect, Section 6(d) of the Original Agreement is renumbered as Section 6(e), and Sections 6(b) and (c) of the Original Agreement are amended in their entirety to read as follows, including a new subsection (d), (which shall be the soles basis for Zones’ compensation and expense reimbursement under the Agreement):

                (b)  Business Terms. No invoice shall be submitted to Microsoft for any Goods acquired through Zones until Zones has in its possession the requisite signed Confirmation of Receipt. The invoice charge shall conform to the applicable agreed upon mark-up to Cost, in the case of Goods acquired through Zones, stated in subsection (d) of this Section 6.

                       The following provisions also apply:

                       (i)    Payment Terms. Upon receipt of a correct and undisputed invoice from Zones, Microsoft shall pay such invoice on either of the following payment terms: (i) net [REDACTED] on the invoiced amount.

                       (ii)       MS Invoice. Zones shall invoice Microsoft for all amounts due under this Agreement via the MS Invoice online tool, in accordance with the then-current requirements set forth at http://invoice.microsoft.com. Without limitation, Zones’ invoices shall set forth all amounts due from Microsoft to Zones, and shall contain sufficient detail to allow Microsoft to determine the accuracy of the amount(s) billed. All invoices shall be expressed and payable in U.S. dollars.

                       (iii)       Payment Method. Payments by Microsoft shall be made according to Microsoft’s then-current payment policies, which may include payment via ACH electronic payment to Zones’ financial institution pursuant to instructions supplied to Microsoft by Zones in Microsoft’s ACH Electronic Payment form.

                       (iv)       Disputed Amounts. Microsoft shall dispute any payable amount by notice to Zones orally or in writing within [REDACTED] Microsoft’s receipt of the invoice, which claim of dispute may concern not only the accuracy of the charge itself, but also any claim of deficient services or performance, or any other claim of breach of this Agreement that relates to the specific charges in the invoice. Any partial payment of an invoice shall be deemed notice by Microsoft of the disputed amount. All disputed amounts that Microsoft subsequently agrees in writing to pay, or that are required to be paid pursuant to a proper court order or award from any mutually submitted arbitration, shall be paid on the payment terms set forth in subsection (a) above. Payment of an invoice without asserting a dispute is not a waiver of any claim or right. Failure by Microsoft to dispute any invoiced amount within the periods set forth above shall not be deemed a waiver of any claims that were unknown to Microsoft at the time.

               (c)        Expense Reimbursement. To defray Zones’ costs and expenses to provide the Services, Microsoft agrees to pay, subject to the payment terms stated at subsection (b) of this Section 6, and consistent with Exhibit C, upon a properly submitted electronic invoice, an expense reimbursement charge each month consisting of:

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                       (ii) [REDACTED]

                       (i) [REDACTED]

                       (ii) [REDACTED]

               (d) Price Margins. For Goods acquired by purchase from Zones (which does not include the Direct Order Goods) Zones shall charge prices calculated as Cost plus the relevant agreed margin of price mark-up stated below, payable subject to the payment terms described above at subsection (b) of this Section 6. The agreed price margins chargeable above Cost for Goods acquired by purchase from Zones are as stated on Exhibit C-3.

                       The Exhibit C-3 price mark-up, as to Goods acquired through Zones, together with the limited expense reimbursement stated in subsection (c) of this Section 6, are the only compensation due to Zones in relation to all the Services, Handling Services, Recycle Delivery and other Zones performance obligations required under this Agreement. A Pricing Exhibit to reflect additional details as to pricing is attached to this Agreement as Exhibit C-3.

        2.        Revised Definition. The definition of “Cost” is revised to be as follows:

               “Cost”when used in relation to Goods which are Microsoft Standards, shall mean the actual, true, direct cost paid by Zones, without duplication, for the Goods purchased after any applicable rebates or discounts, without any markup, fee or administrative cost or burden, [REDACTED].

               When used in relation to Goods which are not Microsoft Standards, the term “Cost”means [REDACTED].

               If, during a calendar quarter, as to items of Goods which are not Microsoft Standards, more than [REDACTED] of the number of one or more of the items (or all items collectively) ordered during the quarter is fulfilled from a Zones distribution center, such as Ohio, or otherwise from Zones inventory, the parties shall reassess the definition of Cost as to such items or all of the items which are Goods which are not Microsoft Standards, as the case may be, and the mutually agreed upon changes shall be effective for the succeeding quarter and thereafter.

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         3. New Definitions. These defined terms are added:

               “Direct Order Goods” shall mean those Goods which Microsoft or its Related Parties order directly from an OEM initially including Dell, Compaq and Toshiba, but also including other OEM’s hereafter named by Microsoft. Zones’ duties as to Direct Order Goods shall consist solely of the Services described at Section 3(m)

               “Handling Services” shall mean Zones’ duties as to Direct Order Goods as described at Section 3(m).

               “Recycle Delivery” shall mean Zones’ duties upon request of Microsoft employees to pick up and deliver, or hold for delivery, used equipment to be processed by Redemtech, Inc., or a succeeding vendor of this service under agreement with Microsoft.

        4. Handling Services. The following subparagraph is added to the Agreement as Section 3(m).

               (1)        Handling Services. Zones’ duties as to Direct Order Goods, in each instance in conformance with the Statements of Work applicable Direct Order Goods (Exhibits A and B hereto as applicable) shall consist of receipt of the Direct Order Goods on behalf of Microsoft, inspections for damage to the extent indicated without opening or unpacking the package, opening packages with visible damage and testing as specified in the Statement of Work, delivery to the pertinent Microsoft location or employee and obtaining upon such delivery a Confirmation of Receipt, and such other duties as are stated in such Exhibits A and B, as applicable. Zones is accountable for such Direct Order Goods as a handler or custodian while the Direct Order Goods are in its possession, but Zones does not purchase or sell the same. The Handling Services are described in further detail in the Statement of Work attached to this Agreement as Exhibits A and B, as applicable.

               As the Direct Order Goods Statement of Work was not finished and accepted by the Effective Date of this Amendment, which is January 1, 2002, the parties have worked on such Direct Order Goods Statement of Work cooperatively and in good faith and the same is now complete and attached hereto as Exhibits A and B, as applicable. In the meantime, effective January 1, 2002, Handling Services have been provided on the basis of the provisions which are now reflected in the Exhibits of this Agreement.

        5.        Recycle Delivery. The following paragraph is added to the Agreement as section 3 (n).

               (n) Recycle Delivery. Zones, upon receipt of Microsoft employees consistent with authorization limits or other instructions Microsoft provides from time to time, shall pick up used equipment from Microsoft locations and transport it to the On-Site Facility, and then turn it over to Redemtech, Inc., or such other succeeding recycle vendor as Microsoft may designate. Zones is accountable for this for this equipment as a handler and not as a purchaser or disposition vendor.

               Exhibit E of this Agreement deals with the detailed services of the Recycle Delivery in greater detail.

        6. Revised Statement of Work. The revised Statement of Work as to Goods acquired through Zones (not including Direct Order Goods) is attached to this Amendment as Exhibit B and replaces the corresponding Statement of Work heretofore in effect. As such revised Statement of Work wasn’t finalized and agreed upon by the Effective Date of this Amendment, which is January 1, 2002, the parties have worked on such revised Statement of Work cooperatively and in good faith and the same is now complete and attached hereto as Exhibit B. In the meantime, effective January 1, 2002, such Services have been provided on the basis of the provisions which are now reflected in the Exhibits of this Agreement.

        7. Risk of Loss.

               (a) Title and risk of loss for all Goods purchased by Zones for subsequent delivery to Microsoft shall remain with Zones until the sale of such Goods occurs.

                (b) The risk of loss for Direct Order Goods shall be with Zones for the period during which the Direct Order Goods are within its possession and control except for items missing from unopened boxes, which includes the period of its possession and control at the On-Site Facility located at [REDACTED].

               (c) Zones agrees to take reasonable precautions to protect, and shall have an maintain property insurance for, the Goods in its inventory and the Direct Order Goods under its custody and control from loss, damage, theft or disappearance while in its care, custody and control. Zones’ responsibility for loss or damage shall be as follows:

                       (i) [REDACTED] of loss or damage for loss resulting from theft, or the negligent or willful acts of any Zones employees or subcontractors;

                       (ii) [REDACTED] of loss or damage from any other cause (except for the loss or damage caused by acts of terrorism, Microsoft and/or its subcontractors or applicable deductibles resulting from floods and other acts of god). Microsoft shall provide assistance to Zones as needed to support insurance claims under applicable insurance policies;

                       (iii) as to Direct Order Goods, Zones’ responsibility is limited to the period of its care, custody and control and it is not responsible for damage occurring prior to or after the earlier of (A) such time of possession or (B) until sale and the parties shall resolve in good faith any uncertainty as to the time of damage, if any;

               (d) [REDACTED]

        8. Miscellaneous Further Provisions.

               (a) The time for payment of disputed amounts after resolution, at Section 7(d), is changed to be [REDACTED], to conform to the payment terms above in this Amendment.

               (b) Provisions of the Agreement pertinent to other forms of insurance (not covering Goods) apply as to Zones’ entire performance of the Agreement and risk of loss provisions as to Goods acquired through Zones apply as before.

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               (c) Exhibit D, Performance Metrics, is revised and amended to be the Exhibit D as attached to this Amendment, and thereby replaces the corresponding Exhibit D heretofore in effect.

               (d) The Agreement’s provisions remain in effect except as amended or replaced in this Amendment, and unless precluded by the context thereof, apply as to Zones’ entire performance of the Agreement.

               (e) The following Exhibits attached to this Agreement replace and supersede prior Exhibits of the Agreement as to the subject matter of each Exhibit attached hereto:

A	Statement of Work-Receiving, Delivering, Warehousing, Recycles, Returns

B	Statement of Work-Customer Service, Order Processing, Configuration, Asset Tagging, Invoicing, Returns, Replacements, Procurement Process

C-l	Employee Count and Costs

C-2	Cost Summary

C-3	Product Pricing Definitions and Allowed Margins

C-4	Additional Expense Itemization

D	Performance Standards and Key Performance Indicators (Part 1)

E	Zones Inc. PC Recycle Process Including PC Recycle Sweeps

F	Zones Inc. Shipping Process-Driver and STS 1.8

IN WITNESS WHEREOF, the parties execute this Amendment of Authorized Source Agreement to be effective January 1, 2002.

MICROSOFT CORPORATION /s/ JOHN CONNORS	ZONES, INC. /s/ FIROZ LALJI
By Name: John Connors Title: Senior VP Finance & Administration Date: August 26, 2002	By Name: Firoz Lalji Title: President and Chief Executive Officer Date: June 25, 2002

EXHIBIT C-1 EMPLOYEE COUNT AND COSTS [REDACTED] EXHIBIT C-2 COST SUMMARY [REDACTED] EXHIBIT C-3 PRODUCT PRICING DEFINITIONS AND ALLOWED MARGINS Standard Peripherals

•	Microsoft Standard Peripheral Product (all peripheral products as currently listed on MS Market)

•	This is to exclude any and all product from DELL, COMPAQ, TOSHIBA and HP.

•	Profit margin not to [REDACTED]

Non-Standard Peripherals

•	Non-standard (peripheral products not currently listed on MS Market) from Microsoft CORE VENDORS*

•	Profit margin not to [REDACTED]

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Special Orders / “One-offs”

•	Non-standard (peripheral products not currently listed on MS Market) and supplied or manufactured by a non-core vendor

•	Profit margin range shall be [REDACTED]. This is not to exceed [REDACTED] margin on a monthly basis.

Non-Standard OEM Products

•	ALL Non-Standard Dell, Compaq, Toshiba, and Hewlett Packard Products

•	Profit margin not to [REDACTED]

* CORE VENDOR is any Company who currently has product listed on MS Market or identified on the Vendor Master List as provided by Microsoft.

Profit Margin is determined by a percentage of allowed margin on the cost per item.

EXHIBIT C-4

ADDITIONAL EXPENSE ITEMS

[REDACTED]

EXHIBIT D

PERFORMANCE STANDARDS AND KEY PERFORMANCE INDICATORS (PART1)

Performance Standards and Key Performance Indicators (Part 1)

The following tables indicate which Key Performance Indicators (“KPIs”) are required to be reported in the Dashboard reporting format as described within this exhibit, the frequency of reporting, and contractual performance standards related to the respective metric.

[REDACTED]

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Performance Standards and Key Performance Indicators (Part 2) Company Dashboard

	Week 1	Week 2	Week 3	Week 4	Month Final
Total Revenue Run Rate
Overall Fill Rate
Standard - [REDACTED]
Non Stand - [REDACTED]
Expedite - [REDACTED]
SLA Performance
Returns
Returns $
Returns %
Defective Product on Hand
Restock Fees $
Restock Fees %
Customer Service
PC Quote [REDACTED]
same med. As rec'd
Phone Queue
[REDACTED]
PC Expedite Box
[REDACTED]
Purchasing
Backorders $
Turns
PO % past due
Standards Stock
Availability
Accurate ETA's
Standards pricing accuracy
Warehouse
On-Time Delivery
Same Day OP
Delivery Accuracy
Same Day Config
POD recovery
[REDACTED]

* Does not include Zero stock items due lack of run rates Reporting Requirements [REDACTED] ***[REDACTED]-Confidential treatment requested***